Exhibit 99.1
Verisk Analytics, Inc., Reports Fourth-Quarter 2016 Financial Results

•
Revenue from continuing operations grew 6.0% in the fourth quarter and 13.3% for fiscal year 2016; organic constant currency revenue growth was 6.2% in the fourth quarter and 5.8% for fiscal year 2016.

•
Income from continuing operations decreased 0.5% to $108 million and 7.4% to $452 million for fourth-quarter and fiscal year 2016, respectively. Adjusted EBITDA from continuing operations increased 7.0% to $258 million in the fourth quarter and 9.9% to $1,005 million for fiscal year 2016; excluding the 2015 $15.6 million gain on sale of warrants, adjusted EBITDA for fiscal year 2016 grew 11.9%.

•
Diluted GAAP earnings per share (GAAP EPS) from continuing operations of $0.63 were unchanged in the fourth quarter and decreased 8.7% to $2.64 for fiscal year 2016; diluted adjusted earnings per share (adjusted EPS) from continuing operations increased 8.1% to $0.80 in the quarter and 8.4% to $3.11 for the full year.

•
Net cash provided by operating activities was $546 million for the 12 months ended December 31, 2016. Free cash flow from continuing operations, excluding $100 million of taxes paid related to the sale of the healthcare business, was $479 million year-to-date, an increase of 16.2%.

•
Repurchases of Verisk common stock were $144 million in the fourth quarter and $333 million for the full year. As of December 31, 2016, the company had $636 million remaining under its share repurchase authorization.

JERSEY CITY, N.J., February 21, 2017 — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading data analytics provider, today announced results for the fourth quarter and fiscal year ended December 31, 2016. Scott Stephenson, chairman, president and CEO, said, “We delivered another quarter of revenue growth, leading margins, and strong cash generation despite currency and energy end-market headwinds. The resilience of our financial performance reflects the distinctiveness of our businesses and the outstanding dedication of our people. Our initiatives during the year position us well to execute on our plans for 2017.”
Table 1: Summary of Results
(in millions, except per share amounts)
Note: Continuing operations reflect the 2016 sale of the healthcare services business. Adjusted net income, adjusted EBITDA, and adjusted EPS exclude second-quarter 2015 nonrecurring items related to the Wood Mackenzie acquisition. Fourth-quarter 2016 adjusted EBITDA excludes $19 million related to an ESOP payment.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2015	Change	2016	2015	Change
Revenues from continuing operations	$506.1	$477.4	6.0%	$1,995.2	$1,760.7	13.3%
Income from continuing operations	$107.5	$108.0	(0.5)%	$451.5	$487.5	(7.4)%
Adjusted EBITDA from continuing operations	$257.8	$240.9	7.0%	$1,004.7	$913.9	9.9%
Adjusted net income from continuing operations	$135.4	$128.3	5.5%	$531.5	$482.8	10.1%
Diluted GAAP EPS from continuing operations	$0.63	$0.63	—	$2.64	$2.89	(8.7)%
Diluted adjusted EPS from continuing operations	$0.80	$0.74	8.1%	$3.11	$2.87	8.4%

Revenue
Total revenue from continuing operations increased 6.0% and 6.2% on an organic constant currency basis in the fourth quarter. For the full year, total revenue from continuing operations grew 13.3%, and 5.8% on an organic constant currency basis. Financial services led organic revenue growth for the quarter and the full year.
Decision Analytics segment revenue from continuing operations grew 6.5% in the fourth quarter and 18.5% for the full year. Decision Analytics organic constant currency revenue growth was 7.3% in the quarter and 6.3% for the full year.

•
Insurance category revenue increased 7.5% in the quarter and 8.1% for the full year. Organic growth, excluding the recently acquired Analyze Re, was 7.3% in the quarter and 8.1% for the full year. Performance in the quarter was led by strong growth in underwriting solutions, with good contributions from claims analytics and repair cost estimating solutions; catastrophe modeling solutions also contributed to growth.

•
Energy and specialized markets category revenue declined 0.3% in the quarter but increased 43.4% for the full year. Organic revenue, excluding the recent acquisitions of Greentech Media, Infield, The PCI Group, and the data and subscriptions business of Quest Offshore, declined 5.5% in the quarter and for the full year, primarily as a result of continuing end-market and currency headwinds affecting the energy business.

•	Financial services category revenue increased 27.3% in the quarter and 10.1% for the full year. The growth was driven by analytical and media effectiveness solutions.

Table 2: Decision Analytics Revenues by Category
(in millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2015	Change	2016	2015	Change
Insurance	$178.3	$165.8	7.5%	$699.8	$647.2	8.1%
Energy and specialized markets	109.7	109.9	(0.3)%	442.8	308.8	43.4%
Financial services	35.5	27.9	27.3%	128.3	116.5	10.1%
Total Decision Analytics	$323.5	$303.6	6.5%	$1,270.9	$1,072.5	18.5%

Risk Assessment segment revenue grew 5.1% in the quarter and 5.2% for the full year.

•
Revenue growth in industry-standard insurance programs was 5.9% in the fourth quarter and 5.6% for the full year, resulting primarily from the annual effect of growth in 2016 invoices effective from January 1 and growth from new solutions. On an organic basis, excluding the recent acquisition Risk Intelligence Ireland, growth in the fourth quarter was 5.4% and for the full year was 5.3%.

•
Property-specific rating and underwriting information revenue grew 2.6% in the fourth quarter and 4.0% for the full year. Growth was led by an increase in underwriting solutions subscription revenue. Organic revenue growth, excluding the recent acquisitions of the GeoInformation Group and MarketStance, was 1.4% for the quarter and 3.7% for the full year.

Table 3: Risk Assessment Revenues by Category
(in millions)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2015	Change	2016	2015	Change
Industry-standard insurance programs	$139.9	$132.1	5.9%	$554.1	$524.6	5.6%
Property-specific rating and underwriting information	42.7	41.7	2.6%	170.2	163.6	4.0%
Total Risk Assessment	$182.6	$173.8	5.1%	$724.3	$688.2	5.2%

Expenses, Income, and EBITDA
Cost of revenues from continuing operations increased 20.1% in the fourth quarter and 16.7% for the full year compared with the respective prior-year periods. Excluding the $14.5 million ESOP payment, the increases were 11.1% and 14.4%, respectively. The year-over-year increase, excluding the ESOP payment, is primarily due to contributions from acquisitions, salaries and benefits, and information technology costs.
Selling, general, and administrative expense from continuing operations, or SG&A, increased 2.0% in the quarter and 8.3% for the full year, primarily due to acquisition-related costs and other expense related to supporting business growth. Excluding the $4.3 million ESOP payment, SG&A decreased 3.7% in the quarter and increased 6.8% for the full year.
Income from continuing operations decreased 0.5% to $108 million in the fourth quarter and 7.4% to $452 million for the full year.
Adjusted EBITDA from continuing operations increased 7.0% in the quarter and 9.9% for the full year. Excluding the third-quarter 2015 $15.6 million gain on sale of warrants, adjusted EBITDA increased 11.9% for the full year.
The 10.2% increase in Decision Analytics adjusted EBITDA from continuing operations to $153 million in the quarter was the result of acquisitions, growth in the business, and good cost management. Decision Analytics adjusted EBITDA grew 14.3% for the full year.
The 2.7% increase in Risk Assessment adjusted EBITDA to $105 million in the quarter was the result of revenue growth. Risk Assessment adjusted EBITDA grew 4.5% for the full year.
Earnings Per Share
Diluted GAAP EPS from continuing operations was $0.63 in the fourth quarter and $2.64 for the full year.
Diluted adjusted EPS from continuing operations was $0.80 in the fourth quarter, an increase of 8.1% compared with the same period in 2015. Diluted adjusted EPS from continuing operations was $3.11 for the full year, an increase of 8.4% compared with 2015. Diluted adjusted EPS from continuing operations for the full year increased because of organic growth in the business, acquisitions, and lower interest expense. The increases were partially offset by higher fixed asset depreciation expense, higher taxes, and a higher share count.
Cash Flow
Net cash provided by operating activities was $546 million for the 12 months ended December 31, 2016. Capital expenditures from continuing operations increased 5.2% to $146 million and were 7.3% of revenues for the year ended December 31, 2016. Free cash flow from continuing operations, excluding $100 million of taxes paid related to the sale of the healthcare business, was $479 million for the full year, an increase of 16.2%. This represented 47.6% of adjusted EBITDA from continuing operations for the 12 months ended December 31, 2016.
Share Repurchases and Financing Activities
The company repurchased 1.8 million shares in the quarter for a total return of capital to shareholders of $144 million. At December 31, 2016, the company had $636 million remaining under its share repurchase authorization.
The company repaid $70.0 million of debt subsequent to the end of the fourth quarter as part of its standard debt management efforts.

Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, February 22, 2017, at 8:30 a.m. EST (5:30 a.m. PST, 1:30 p.m. GMT) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.
A replay of the webcast using Conference ID #7319793 will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants.
About Verisk Analytics
Verisk Analytics (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, natural resources, and financial services. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on unique data assets and deep domain expertise to provide first-to-market innovations that are integrated into customer workflows. Verisk offers predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, global risk analytics, natural resources intelligence, economic forecasting, and many other fields. Around the world, Verisk Analytics helps customers protect people, property, and financial assets.
Headquartered in Jersey City, N.J., Verisk Analytics operates in 27 countries and is a member of Standard & Poor’s S&P 500® Index. In 2016, Forbes magazine named Verisk Analytics to its World’s Most Innovative Companies list and to its America’s Best Large Employers list. Verisk is one of only 14 companies to appear on both lists. For more information, please visit www.verisk.com.
Contact:
Investor Relations
David Cohen
Director, Investor Relations and Strategic Finance
Verisk Analytics, Inc.
201-469-2174
david.e.cohen@verisk.com
Media
Rich Tauberman
MWW Group (for Verisk Analytics)
202-600-4546
rtauberman@mww.com

Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as organic constant currency revenue, adjusted EBITDA, adjusted EBITDA margin, adjusted net income from continuing operations, adjusted EPS, and free cash flow, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
Our operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact change in value over time compared to the U.S. dollar; accordingly, we present certain constant currency financial information to provide a framework to assess how our businesses performed excluding the impact of foreign currency exchange rate fluctuations. We use the term “constant currency” to present results that have been adjusted to exclude foreign currency impact. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating comparable prior-period year results at the currency exchange rates used in the current period, rather than the exchange rates in effect during the prior period.
Adjusted EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “adjusted EBITDA” as net income from continuing operations before interest expense, provision for income taxes, depreciation and amortization expense, non-recurring severance charges, and gain on sale of equity investments, excluding second-quarter 2015 non-recurring items related to the Wood Mackenzie acquisition and a fourth-quarter non-recurring ESOP payment.
Although securities analysts, lenders, and others frequently use EBITDA in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate adjusted EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.
See Table 4, below, for a reconciliation of adjusted EBITDA to income from continuing operations, Table 5 for a reconciliation of adjusted net income to income from continuing operations, and Table 6 for a reconciliation of free cash flow from continuing operations to net cash provided by operating activities.

Table 4: Segment Results Summary
(in millions)

	Three Months Ended			Three Months Ended
	December 31, 2016			December 31, 2015
	DA	RA	Total	DA	RA	Total
Revenues	$323.5	$182.6	$506.1	$303.6	$173.8	$477.4
Cost of revenues	(128.1)	(64.9)	(193.0)	(110.4)	(50.4)	(160.8)
SG&A	(53.2)	(24.0)	(77.2)	(53.9)	(21.6)	(75.5)
Depreciation and amortization of fixed and intangible assets	(43.3)	(7.1)	(50.4)	(48.1)	(6.8)	(54.9)
Investment income and others, net	3.0	0.1	3.1	(0.2)	—	(0.2)
Interest expense	N/A	N/A	(28.4)	N/A	N/A	(32.5)
Provision for income tax	N/A	N/A	(52.7)	N/A	N/A	(45.5)
Income from continuing operations	N/A	N/A	107.5	N/A	N/A	108.0
plus: Interest expense	N/A	N/A	28.4	N/A	N/A	32.5
plus: Provision for income tax	N/A	N/A	52.7	N/A	N/A	45.5
plus: Depreciation and amortization	43.3	7.1	50.4	48.1	6.8	54.9
plus: Nonrecurring ESOP charge	8.1	10.7	18.8	—	—	—
Adjusted EBITDA from continuing operations	$153.3	$104.5	$257.8	$139.1	$101.8	$240.9

Income from continuing operations margin	N/A	N/A	21.2%	N/A	N/A	22.6%
Adjusted EBITDA from continuing operations margin	47.4%	57.2%	50.9%	45.8%	58.6%	50.4%

	Twelve Months Ended			Twelve Months Ended
	December 31, 2016			December 31, 2015
	DA	RA	Total	DA	RA	Total
Revenues	$1,270.9	$724.3	$1,995.2	$1,072.5	$688.2	$1,760.7
Cost of revenues	(490.7)	(223.7)	(714.4)	(406.1)	(200.0)	(606.1)
SG&A	(214.9)	(86.7)	(301.6)	(175.8)	(81.8)	(257.6)
Depreciation and amortization of fixed and intangible assets	(183.2)	(28.4)	(211.6)	(140.9)	(26.1)	(167.0)
Investment income and others, net	4.5	1.6	6.1	16.8	0.1	16.9
Nonrecurring items related to the Wood Mackenzie acquisition	—	—	—	58.6	—	58.6
Interest expense	N/A	N/A	(120.0)	N/A	N/A	(121.4)
Provision for income tax	N/A	N/A	(202.2)	N/A	N/A	(196.6)
Income from continuing operations	N/A	N/A	451.5	N/A	N/A	487.5
plus: Interest expense	N/A	N/A	120.0	N/A	N/A	121.4
plus: Provision for income tax	N/A	N/A	202.2	N/A	N/A	196.6
plus: Depreciation and amortization	183.2	28.4	211.6	140.9	26.1	167.0
plus: Nonrecurring severance charges	2.1	—	2.1	—	—	—
minus: Gain on sale of equity investments	—	(1.5)	(1.5)	—	—	—
plus: Nonrecurring ESOP charge	8.1	10.7	18.8	—	—	—
minus: Nonrecurring items related to the Wood Mackenzie acquisition	—	—	—	(58.6)	—	(58.6)
Adjusted EBITDA from continuing operations	$580.0	$424.7	$1,004.7	$507.4	$406.5	$913.9

Income from continuing operations margin	N/A	N/A	22.6%	N/A	N/A	27.7%
Adjusted EBITDA from continuing operations margin	45.6%	58.6%	50.4%	47.3%	59.1%	51.9%
Note: Continuing operations reflect the 2016 sale of the healthcare services business. Adjusted net income, adjusted EBITDA, and adjusted EPS exclude second-quarter 2015 nonrecurring items related to the Wood Mackenzie acquisition. Fourth-quarter 2016 adjusted EBITDA excludes $19 million related to an ESOP payment.

Table 5: Adjusted Net Income from Continuing Operations Reconciliation
(in millions, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2015	Change	2016	2015	Change
Income from continuing operations	$107.5	$108.0	(0.5)%	$451.5	$487.5	(7.4)%
plus: Amortization of intangibles	22.1	27.5		92.5	70.4
less: Income tax effect on amortization of intangibles	(5.8)	(7.2)		(24.1)	(19.2)
plus: Nonrecurring ESOP charges	18.8	—		18.8	—
less: Income tax effect on nonrecurring ESOP charge	(7.2)	—		(7.2)	—
plus: Nonrecurring items related to the Wood Mackenzie acquisition	—	—		—	(45.2)
less: Income tax effect on one-time items related to the Wood Mackenzie acquisition	—	—		—	(10.7)
Adjusted net income from continuing operations	$135.4	$128.3	5.5%	$531.5	$482.8	10.1%

Basic adjusted EPS from continuing operations	$0.81	$0.76	6.6%	$3.16	$2.92	8.2%
Diluted adjusted EPS from continuing operations	$0.80	$0.74	8.1%	$3.11	$2.87	8.4%

Weighted average shares outstanding (in millions)
Basic	167.4	169.4		168.2	165.1
Diluted	170.2	172.6		171.2	168.5
Note: Continuing operations reflect the 2016 sale of the healthcare services business. Adjusted net income, adjusted EBITDA, and adjusted EPS exclude second-quarter 2015 nonrecurring items related to the Wood Mackenzie acquisition. Fourth-quarter 2016 adjusted EBITDA excludes $19 million related to an ESOP payment.

Table 6: Free Cash Flow Reconciliation
(in millions)

	Twelve Months Ended
	December 31,
	2016		2015		Change
Net cash provided by operating activities		$546.1		$623.7	(12.4)%
less: Net cash provided by operating activities from discontinued operations		(21.4)		(73.2)	(70.8)%
Capital expenditures	$(156.5)		$(166.1)		(5.8)%
less: Capital expenditures from discontinued operations	10.6		27.4		(61.3)%
less: Capital expenditures from continuing operations		(145.9)		(138.7)	5.2%
Free cash flow from continuing operations		$378.8		$411.8	(8.0)%

Attached Financial Statements
Please refer to the full Form 10-K filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2016 and 2015

	2016	2015
	(In millions, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$135.1	$138.3
Available-for-sale securities	3.4	3.6
Accounts receivable, net	263.9	251.0
Prepaid expenses	28.9	34.1
Income taxes receivable	49.3	48.6
Other current assets	20.3	52.9
Current assets held-for-sale	—	76.1
Total current assets	500.9	604.6
Noncurrent assets:
Fixed assets, net	380.3	350.3
Intangible assets, net	1,010.8	1,245.1
Goodwill	2,578.1	2,753.0
Pension assets	19.6	32.9
Deferred income tax assets	15.6	—
Other assets	125.9	25.9
Noncurrent assets held-for-sale	—	581.9
Total assets	$4,631.2	$5,593.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$183.1	$222.1
Short-term debt and current portion of long-term debt	106.8	874.8
Pension and postretirement benefits, current	0.9	1.8
Deferred revenues	330.8	340.9
Current liabilities held-for-sale	—	39.7
Total current liabilities	621.6	1,479.3
Noncurrent liabilities:
Long-term debt	2,280.2	2,270.9
Pension benefits	12.6	12.9
Postretirement benefits	1.7	2.0
Deferred income tax liabilities	322.2	329.2
Other liabilities	60.5	58.4
Noncurrent liabilities held-for-sale	—	69.0
Total liabilities	3,298.8	4,221.7
Commitments and contingencies
Stockholders’ equity:
Verisk common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued and 166,915,772 and 169,424,981 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,121.6	2,023.4
Treasury stock, at cost, 377,087,266 and 374,578,057 shares, respectively	(2,891.4)	(2,571.2)
Retained earnings	2,752.9	2,161.7
Accumulated other comprehensive losses	(650.8)	(242.0)
Total stockholders’ equity	1,332.4	1,372.0
Total liabilities and stockholders’ equity	$4,631.2	$5,593.7

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Twelve Months Ended December 31, 2016 and 2015

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015

	(In millions, except for share and per share data)
Revenues	$506.1	$477.4	$1,995.2	$1,760.7
Expenses:
Cost of revenues (exclusive of items shown separately below)	193.0	160.8	714.4	612.0
Selling, general and administrative	77.2	75.5	301.6	278.3
Depreciation and amortization of fixed assets	28.3	27.4	119.1	96.6
Amortization of intangible assets	22.1	27.5	92.5	70.4
Total expenses	320.6	291.2	1,227.6	1,057.3
Operating income	185.5	186.2	767.6	703.4
Other income (expense):
Investment income and others, net	3.1	(0.2)	6.1	16.9
Gain on derivative instruments	—	—	—	85.2
Interest expense	(28.4)	(32.5)	(120.0)	(121.4)
Total other expense, net	(25.3)	(32.7)	(113.9)	(19.3)
Income before income taxes	160.2	153.5	653.7	684.1
Provision for income taxes	(52.7)	(45.5)	(202.2)	(196.6)
Income from continuing operations	107.5	108.0	451.5	487.5
Income from discontinued operations, net of tax of $(5.3) million and $3.8 million, and $113.3 million and $13.3 million respectively	1.8	5.8	139.7	20.1
Net income	$109.3	$113.8	$591.2	$507.6
Basic net income per share:
Income from continuing operations	$0.64	$0.64	$2.68	$2.95
Income from discontinued operations	0.01	0.03	0.83	0.12
Basic net income per share	$0.65	$0.67	$3.51	$3.07
Diluted net income per share:
Income from continuing operations	$0.63	$0.63	$2.64	$2.89
Income from discontinued operations	0.01	0.03	0.81	0.12
Diluted net income per share	$0.64	$0.66	$3.45	$3.01
Weighted average shares outstanding:
Basic	167,369,020	169,392,359	168,248,304	165,090,380
Diluted	170,200,721	172,566,722	171,171,572	168,451,343

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2016 and 2015

	2016	2015
	(In millions)
Cash flows from operating activities:
Net income	$591.2	$507.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	126.2	120.6
Amortization of intangible assets	98.4	94.8
Amortization of debt issuance costs and original issue discount	5.0	12.9
Provision for doubtful accounts	2.4	1.3
KSOP compensation expense	14.5	14.1
Stock based compensation	30.0	30.5
Gain on derivative instruments	—	(85.2)
Gain on sale of subsidiary	(265.9)	—
Realized loss on securities, net	0.5	0.2
Gain on sale of non-controlling equity investments in non-public companies	(1.5)	—
Gain on exercise of common stock warrants	—	(15.6)
Deferred income taxes	14.8	(4.1)
Loss on disposal of fixed assets	1.0	0.4
Excess tax benefits from exercised stock options	(31.4)	(40.1)
Loss on extinguishment of convertible note	—	0.5
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(5.7)	(14.6)
Prepaid expenses and other assets	(16.6)	12.0
Income taxes	8.7	51.6
Accounts payable and accrued liabilities	(2.6)	(8.8)
Deferred revenues	(8.2)	(43.5)
Pension and postretirement benefits	(9.9)	(13.7)
Other liabilities	(4.8)	2.8
Net cash provided by operating activities	546.1	623.7
Cash flows from investing activities:
Acquisitions, net of cash acquired of $2.1 million, $41.4 million, respectively	(67.7)	(2,858.2)
Purchase of non-controlling equity investments in non-public companies	—	(0.1)
Sale of non-controlling equity investments in non-public companies	8.5	—
Proceeds from sale of subsidiary	714.6	—
Proceeds from extinguishment of convertible note	—	0.4
Escrow funding associated with acquisitions	(6.4)	(83.4)
Proceeds from the settlement of derivative instruments	—	85.2
Capital expenditures	(156.5)	(166.1)
Purchases of available-for-sale securities	(0.3)	(0.2)
Proceeds from sales and maturities of available-for-sale securities	0.5	0.4
Cash received from the exercise of common stock warrants	—	15.6
Other investing activities, net	0.5	0.1
Net cash provided by (used in) investing activities	493.2	(3,006.3)

	2016	2015
	(In millions)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of original issue discount	—	1,244.0
Repayments of current portion of long-term debt	—	(170.0)
Repayments of long-term debt	—	(50.0)
Proceeds from issuance of short-term debt with original maturities greater than three months	—	830.0
Repayment of short-term debt with original maturities greater than three months	—	(15.0)
Repayments from short-term debt, net	(770.0)	(105.0)
Payment of debt issuance costs	(0.5)	(23.9)
Repurchases of common stock	(326.8)	(20.4)
Net share settlement of taxes from restricted stock awards	(3.1)	(2.4)
Excess tax benefits from exercised stock options	31.4	40.1
Proceeds from stock options exercised	41.1	38.8
Proceeds from issuance of stock as part of a public offering	—	720.8
Other financing activities, net	(4.9)	(6.0)
Net cash (used in) provided by financing activities	(1,032.8)	2,481.0
Effect of exchange rate changes	(9.7)	0.6
(Decrease) increase in cash and cash equivalents	(3.2)	99.0
Cash and cash equivalents, beginning of period	138.3	39.3
Cash and cash equivalents, end of period	$135.1	$138.3
Supplemental disclosures:
Taxes paid	$289.2	$158.5
Interest paid	$116.6	$106.1
Non-cash investing and financing activities:
Repurchases of common stock included in accounts payable and accrued liabilities	$6.5	$—
Promissory note received for sale of discontinued operations	$82.9	$—
Equity interest received for sale of discontinued operations	$8.4	$—
Deferred tax liability established on the date of acquisitions	$4.7	$213.0
Tenant improvement allowance	$0.1	$1.6
Capital lease obligations	$11.7	$1.7
Capital expenditures included in accounts payable and accrued liabilities	$1.9	$2.8